Exhibit 3.60

Microfilm Number_________	Filed with the Department of State on NOV 28 1995

Entity Number 961214	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
DSCB:15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: C/N OAKLANDS LIMITED PARTNERSHIP I

2.	The date of filing of the original Certificate of Limited Partnership is: 01/17/86

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: at
Date Hour

5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 28th day of November, 1995.

See Attached Exhibit A

(Name of Partnership)
BY:

(Signature)

TITLE:

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
C/N OAKLANDS LIMITED PARTNERSHIP I

1.     The name of the Partnership is C/N Oaklands Limited Partnership I.

2.     The registered office of the Partnership in the Commonwealth of Pennsylvania is Horsham Business Center, 1155 Business Center Drive, Horsham, Montgomery County, PA 19044.

3.     The date of filing of the original certificate was January 17, 1986.

4.     C/N Oaklands I, Inc. is withdrawing as the General Partner of the Partnership, effective as to the date of filing this Certificate.

5.     Effective as to the date of filing, Witmer Operating Partnership I, L.P. is admitted as the General Partner of the Partnership. The name and address of the new General Partner of the Partnership is:

Witmer Operating Partnership I, L.P.
Horsham Business Center
1155 Business Center Drive, Suite 150
Horsham, PA 19044

6.     The Partnership hereby elects to be governed by the Pennsylvania Revised Uniform Limited Partnership Act, as amended. 15 Pa.C.S. Chapters 81 and 85.

7.     This Certificate may be executed in separate counterpart copies, each of which shall be considered an original and all of which shall be one and the same Certificate.

WITHDRAWING GENERAL PARTNER:

C/N OAKLANDS I, INC.

BY:	/s/ Anthony A. Nichols

	Name:	Anthony A. Nichols
	Title:	President

NEW GENERAL PARTNER:
WITMER OPERATING PARTNERSHIP I, L.P,

		By:	BRT WITMER, INC.

			By:	/s/ Anthony A. Nichols

				Name:	Anthony A. Nichols
				Title:	President

EXISTING LIMITED PARTNER:

/s/ Brian F. Belcher

Name:	Brian F. Belcher
Title:	(as attorney in fact)

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Amendment-Domestic (15 Pa.C.S.)
Entity Number 901212

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	PEPPER HAMILTON LLP			Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181

HARRISBURG, PA 17108-1181
	City	State	Zip Code

Fee: $52	Filed in the Department of State on Jun 06 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is: C/N Oaklands Limited Partnership I

2.	The date of filing of the original Certificate of Limited Partnership/Organization: 01/17/86

3.	Check and if appropriate complete, one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check and if appropriate complete, one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on _______ at ______
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 4th day of June 2002 C/N Oaklands Limited Partnership I
Name of Limited Partnership/Limited Liability Company
Signature
(See Exhibit B attached)
Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

C/N OAKLANDS LIMITED PARTNERSHIP I

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

“Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

“Article 6. The name and business address of each general partner is: Witmer Operating Partnership, L.P., 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

“Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

EXHIBIT B

to

CERTIFICATE OF AMENDMENT

C/N OAKLANDS LIMITED PARTNERSHIP I

By:	Witmer Operating Partnership, L.P., a Delaware limited partnership General Partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	/s/ Brad A. Molotsky

Brad A. Molotsky, Secretary